Exhibit 99.1

Investor Presentation June 2012 © 2012 Ocwen Financial Corporation. All rights reserved.

2 Who we are and what we do Leading provider of residential and commercial mortgage loan servicing and special servicing » Publicly - traded (NYSE: OCN) pure play mortgage servicer with about $2.0 billion in market capitalization » 20+ years of innovation in loss mitigation » #1 in servicing quality in third party studies of servicers » Low cost, scalable servicing platform and technology $119 billion servicing portfolio, including recently boarded Saxon and Chase portfolios Employer of over 5,250 professionals and staff worldwide Management and the Board have a 18% ownership in Ocwen and strong alignment of interests Applies psychological principles to overcome borrower fear and objections » Delivered via artificial intelligence and dialogue engine ensuring reliability and consistency Utilizes advanced models to reduce variability and losses by evaluating loan resolution alternatives Ocwen maximizes value for mortgage owners by keeping borrowers in their homes… …through the intelligent use of scalable technology Home Retention Relationship Managers are hired based on intellect and personality profile – not necessarily experience Ocwen can create a best - in - class collector in three months Technology and global resources enable Ocwen to dedicate more staff to keep people in their homes and lower delinquency rates

3 Mortgage servicing overview Residential mortgage loan servicing primarily involves: » Collection and transfer of mortgage payments from borrowers » Cash management and escrow account responsibilities » Mitigation of losses through loan modifications, short sales and other options » Administration of foreclosure and real estate owned Servicers receive contractual fees based on the unpaid principal balance (“UPB”) of the loans serviced In most cases, if there is a shortfall in monthly collections from a delinquent borrower, the servicer is required to “advance” the missed payments and other costs » The right to be repaid for these servicer advances is senior to the AAA securities issued by the MBS trusts, or “top - of - the - waterfall” The primary costs are operating expenses and the cost of funding servicer advances Borrowers Servicer Loan Owners Servicer Borrower Borrower Borrower Borrower Borrower Borrower Borrower Monthly Principal & Interest Communication & Billing Monthly Principal & Interest Servicing Fee GSEs RMBS Trusts Whole Loan Owners

4 Mortgage servicing overview – Advance Quality Advances are very high - quality assets Advances self - liquidate at par Advances have the right to be repaid at “top - of - the - waterfall,” i.e. they are paid before any other payments to the trust Advances are substantially over - collateralized, as home prices would need to fall nearly 97% for there to be insufficient funds to pay - back advances at our current average advance rate OCN advance collateral coverage 3/31/12 $97 Billion (Property Value) The “Properties” ~96.9% Equity Cushion $94 Billion Downside Protection / Cushion for Servicer Advances ~3.1% Advance Rate $3.0 Billion Servicer Advances

5 Ocwen Has Produced Substantial Shareholder Value While the S&P 500 index increased by only 6% between 12/31/2010 and 5/15/2012, Ocwen’s share price increased by 62% during the same period .

Acquisition Updates Litton Acquisition meeting or exceeding pro forma expectations Delinquencies have been reduced substantially since boarding, 3 point drop in delinquencies Boarded about 240,000 loans that were 1/3 over 60 - days delinquent while quickly improving performance – proving the scalability of Ocwen’s servicing platform Saxon MSR Portfolio of approximately $22.2 billion in UPB of securitized and non - securitized agency and non - agency residential mortgag e loans acquired on April 2, 2012.Transaction also includes acquisition of subservicing agreements relating to $2.7 billion in UPB of agency and non - agency residential mortgage loans » Ocwen already sub - services approximately $9.9 billion of this UPB. JPM Chase Acquired MSRs for approximately $8.0 billion UPB of non - prime loans on April 2, 2012 Simultaneous close of 104,000 Saxon and Chase loans on same day also shows flexibility and scalability of Ocwen’s platform Aurora Commercial Portfolio Acquired servicing of 3,316 commercial mortgage loans with $1.8 billion UPB on May 31, 2012 Bank of America Agreed to acquire MSRs for approximately $10.7 billion UPB of agency loans on May 22, 2012 Transfer expected in June 2012 6

Summary of investment highlights 7 Ocwen is well positioned to take advantage of attractive growth opportunities Highly scalable platform with lowest operating cost in the industry Deploying capital to take advantage of attractive opportunities Substantial cash flow generation Superior servicing and loss mitigation practices effective at driving down delinquencies and advances Proven ability to close transactions and effectively board loans 1 2 3 4 5 6 7 Low risk balance sheet with strong collateral protection and upside potential

8 $10.3 trillion in residential mortgages outstanding as of December 31, 2011 $1.3 trillion of delinquent loans Top four banks service 51% of total loans, but focused on prime “low touch” loans » “High touch” servicers are best equipped to improve loan performance Ocwen currently looking at over $250 - 300 billion in UPB (in addition to ResCap transaction) » Divestitures of non - core bank servicing portfolios Top mortgage servicers (1) Distressed assets over time (2) 1. Source: Inside Mortgage Finance as of 12/31/2011. Note: Ocwen subprime servicing includes all of Saxon and $8B for Chase. 2. Source: Mortgage Bankers Association and Inside Mortgage Finance. Delinquent loans reflect end of period data. Growing demand for high - touch servicers in $10 trillion industry 1 ($ in billions) Prime Servicers Subprime Servicers Servicer UPB Servicer UPB Wells Fargo $1,822 Ocwen $126 Bank of America 1,768 Chase Home Finance 76 Chase 1,160 BofA (Countrywide) 74 Citi 534 HSBC Finance 43 Ally Financial 379 Wells Fargo 30

9 We have a strong pipeline of attractive growth opportunities Ocwen began purchasing non - performing loans in 1992 and has serviced subprime loans since 1996 Track record of growing the business over an extended time period Growth opportunities Ocwen is currently working with two large banks on subservicing arrangements that should generate a substantial flow of business including both non - prime and subprime Rescap provides a large potential opportunity for Ocwen, notwithstanding our not being the stalking - horse bidder Tracking a pipeline of $250 - 300 billion in new servicing opportunities, in addition to Rescap Large bank sub - servicing opportunities Additional platform sales MSR purchases Longer term growth initiatives Co - investor with Altisource in Correspondent One, providing an opportunity to access flow business from Lenders One which has approximately a 5% share of the origination market Other strategic initiatives in development to expand into adjacent markets or products, such as reverse mortgages Includes expectations regarding some of acquisitions to be closed in Q2 2012. 1

10 Ocwen’s key differentiators are directly proportional to delinquency of target portfolios Ocwen has » A 70% cost advantage in servicing non - performing loans » A proven ability to reduce delinquencies and advances » Best in class 90+ day to current roll rates of 14% for subprime adjustable rate loans and 15% for subprime fixed rate loans » Reduced advances of the HomEq portfolio more than 38% within the first 13 months after on - boarding » Unmatched ability to finance advances across cycles » Ability to integrate portfolios without meaningful disruption to platform or efficiency » Ocwen has grown UPB from $21.9 billion in 2001 to a projected $128.0 billion in Q2 2012. » Maintained strong cash and debt capacity and a demonstrated ability to close large, complex transactions Ocwen is well positioned to benefit from these opportunities 1

Highly scalable platform with lowest operating cost in the industry 11 11 1. Source: Analysis of first quarter 2012 MIAC cost per non - performing loan compared to Ocwen’s marginal cost study for the same period Can quickly scale its servicing platform to efficiently board acquired portfolios with only modest additions to infrastructure Lowest operating cost in the subprime mortgage servicing industry Achieves its competitive position through the use of a technology - enabled servicing platform and a global workforce » Global locations where per employee cost is one - eighth of a US - based employee » A decade of experience operating in India Cost per non - performing loan (1) Ocwen has a sustainable cost advantage due to superior processes and a global infrastructure which enable it to efficiently board new portfolios and realize significant cost savings 2 70% cost benefit

Litton Saxon HomEq Proven ability to close transactions and effectively board loans 3 Acquired portfolio has $38.6 billion in UPB and approximately $2.5 billion in servicer advances for a purchase price of $247.2 million (closed September 1, 2011) Over 240,000 loans with 1/3 delinquent Delinquency rates started falling immediately after transfer Portfolio acquired in September of 2010 with $22.4 billion in UPB Since then, 90 day + delinquency has dropped from 28% to 21% of UPB Boarded 135,000 loans Acquired portfolio with $6.9 billion in UPB, funded with $160 million of equity Since then, 90 day + delinquency has dropped from 34% to 26% of UPB 12 Saxon 2 Portfolio acquired in early April of 2012 with $24.9 billion in UPB, of which Ocwen subservices $9.9billion Boarding largely complete, trailing components to be boarded by end of May Chase Portfolio acquired in early April of 2012 with approximately $8.0 billion in UPB Boarding complete

4 Superior servicing and loss mitigation practices…

Roll rate from 90+ days delinquent to current subprime adjustable rate [1]



16%
12%
8%
4%
0%
Ocwen
New Century
Centex
HFN
RFC
Option One
Aurora
IndyMac
WaMu
Saxon
Long Beach
Fremont
HomEq
Wells
ASC
Chase
HLS
MLN
EMC
SPS
Ameriquest
Fieldstone
Fairbanks
Litton
Countrywide
Nat City
Equity One
Wilshire
Ameriquest

Roll rate from 90+ days delinquent to current subprime fixed rate [1]



16%
12%
8%
4%
0%
Ocwen
Option One
New Century
WaMu
Centex
RFC
Aurora
EMC
Saxon
Wells
HomEq
Chase
Litton
Countrywide
Nat City
Ameriquest
GMAC
Equity One
Wilshire

Subprime Servicer Processing Speeds [2]

FCL/ REO processing speeds classification

Fast processors/liquidators	Middle of the pack	Slow processors/liquidators
Ocwen	JPM (EMC, WAMU)	Countrywide
	Option One	Carrington (REO liquidations)
	Saxon	Ameriquest
	Wells	HLS

60+ processing speeds classification

Fast processors/liquidators	Middle of the pack	Slow processors/liquidators
Ocwen	Option One	Countrywide / BofA
Saxon	Natcity	Carrington
Wells	JPM / EMC	
HomEq (now Ocwen)	Ameriquest	

1. Source: Bank of America/Merrill Lynch report dated July 2009, based on 2006 vintage loans on data from December 2008 to May 2009.
2. Source: Corelogic LoanPerformance, Barclays Capital, March 2011

13

OCWEN

14 … with differing levels of advances as a % of UPB Delinquency Percentage (90+ Days) by Portfolio (1) …Effective at driving down delinquencies and advances 4 20% 25% 30% 35% 40% 45% Legacy Ocwen Saxon HomEq Litton 1. Based on UPB where Ocwen is required to make servicer advances as of 3/31/2012 3 HomEq advances are no longer on Ocwen’s books from March 2012 due to transfer to HLSS 2. Final portion of Litton portfolio boarded 11/1/11. 0% 1% 2% 3% 4% 5% 6% 7% 8% Legacy Ocwen Saxon HomEq Litton

15 Revenue in bps – Legacy Saxon Servicing, HomEq & Litton Portfolios 4 15 Revenue exceeds contractual rate soon after boarding due to recapture of deferred servicing fees and due to ancillary income 40.0 80.5 72.2 70.2 73.5 84.3 72.9 70.5 54.2 60.7 69.3 67.9 67.6 67.0 68.5 45.7 53.8 72.1 30 40 50 60 70 80 90 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Annualized Revenue (bps) Total Revenue (Saxon) Total Revenue (HomEq) Total Revenue (Litton) Contractual servicing fee Notes: - Saxon servicing portfolio was boarded in May - 2010, HomEq portfolio in Sep - 2010, & Litton portfolio in Sep - 2011. - Total Revenue = Contractual Servicing Fee plus Ancillary Revenue - Average contractual servicing fees on Litton portfolio averages 46 bps vs. 50 bps for HomEq & Saxon

1. Illustrative numbers representing different deal types Capital / UPB (1) As performance improves, capital requirements fall and return on capital increases Pre - tax return on capital (1) Margins expand as Revenue per UPB grows without a concomitant increase in expense Portfolio becomes less capital intensive as delinquencies and advances decline Return on capital increases 5 16

Substantial cash flow generation 17 17 Without any new UPB, the existing portfolio is expected to generate substantial free cash flow Cash provided by operating activities was $373 million for Q1 2012, $982 million for 2011 Even if delinquencies increase 25%, free cash flow would only decrease 15% in 2013 versus base case projections 1. Reflects cash flow available to prepay the new Senior Secured Term Loan Facility relative to Ocwen’s base case. Free cash flow (1) sensitivity 6 ($ in millions) 2013 2014 2015 Prepayment speeds with 50% immediate decrease in CPR (8%) 9% 19% with 50% immediate increase in CPR 1% (10%) (18%) Delinquency rates with 25% lower delinq at end point 11% 5% 1% with 25% higher delinq at end point (15%) (5%) (1%)

Conservative balance sheet… 18 Highly rated assets (as reported 3/31/12) Source: Company filings. 1. Excludes $56.3 million of Loans, Net - Restricted for Securitization Investors arising from FAS 167 accounting rule change. 2. Includes $78.4 million of goodwill. 3. Adjusted for Impact of Saxon, Chase transaction. Impact on advances is net of match funded liabilities The balance sheet consists of high quality / low risk assets consisting primarily of advance receivables » Ocwen has never experienced an uncollectable eligible advance » 86.2% of assets are investment grade quality assets Even if other assets such as MSRs, DTAs, Net Receivables and Other Assets all fell to zero, there would still be sufficient equity to cover all debt and other liabilities Ocwen’s second largest operating asset category, MSRs, has never experienced a net impairment of greater than 2% Duration matched liabilities and hedged against LIBOR increases We believe we could access up to $600 million in additional senior secured debt $1,426 million of equity supported by high quality assets with limited recourse debt 7

19 $381 $248 $309 $272 $1,223 $630 28 28 $494 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Collateral >=BBB Collateral Term Loan ($ in millions) MSRs DSF Advances Cash Term Loan Strong collateral protection 1. Collateral is shown as of Mar 31,2012 plus the pro - forma for Saxon and JPM acquisitions Investment grade quality assets significantly exceed total debt, and they largely consist of advances that are self - liquidating with duration matched funding Collateral is valued at >=BBB level as follows: » Advances – 88% of face amount for pledged less projected borrowing; 65% for unpledged » Deferred Servicing Fee – 88% of balance » Mortgage Servicing Rights – 65% of appraised value using industry average cost and ancillary revenue » Cash in excess of $50 million – 100% of balance Excludes additional collateral such as accounts receivable, accrued receivables and DTA that have not traditionally been rated Selected collateral is 3.9x the term loan (1) $1941 $1,179 7

Book value Internal valuation Ocwen Litton Saxon Chase 20 …with upside potential 7 MSR values according to various methodologies Implied book value / share Our industry - lowest cost to service creates incremental value embedded in the MSR Adjusting to reflect Ocwen’s lower advance ratio would further increase the value of the MSR $ Millions $ per Share Note: Analysis as of end of 1Q2012 including Proforma valuations for Saxon and Chase as of end of April 2012 $407 $1,239

Proven ability to close transactions and effectively board loans Summary of investment highlights 21 Why now – Ocwen is well positioned to take advantage of attractive growth opportunities Highly scalable platform with lowest operating cost in the industry Deploying capital to take advantage of attractive opportunities Substantial cash flow generation Superior servicing and loss mitigation practices effective at driving down delinquencies and advances Low risk balance sheet with strong collateral protection and upside potential 1 2 3 4 5 6 7

22 22 HLSS Transaction Update In March 2012, HLSS completed an initial public offering that could eventually enable Ocwen to significantly reduce capital needs » HLSS is structured in a tax efficient manner as a Passive Foreign Investment Company (“PFIC”), offering investors yield in the form of dividends » HLSS used the proceeds from its IPO to purchase MSR Rights from Ocwen Ocwen will begin to migrate to a fee - for - service model with lower leverage and lower balance sheet requirements 25% of net cash proceeds from sales of MSR Rights to HLSS will be used to pay down the SSTL and 75% for MSR acquisitions or to pay down the SSTL Economics to Ocwen Ocwen receives cash from HLSS for the purchase of advances and MSR Rights Ocwen subservices the assets sold to HLSS » Ocwen benefits from a portion of the income stream on the assets, despite sale to HLSS Relationship enhances Ocwen’s return on equity Transaction Rationale HLSS Overview

23 In March 2012, HLSS completed its initial purchase of assets from Ocwen, relating to 15.2 billion in UPB. Total proceeds from the sale are as follows: $37.5 million of the cash proceeds were used to repay the term loan, and the remainder will be available for general purposes, including future acquisitions On May 1, 2012, second sale of rights to MSR relating to $2.9 billion in UPB was completed. » The advance funding facility was not acquired and related match funded liabilities were not assumed. » Ocwen received $103.8 million proceeds, of which $7.1 million was used to repay the term loan and $64.4 million was used to repay match funded debt related to advances. HLSS has expressed an interest in purchasing additional assets from Ocwen on a flow basis, which is expected to result in additional modest repayments of the term loan Over the near term, Ocwen’s balance sheet is unlikely to shrink, as we are likely to more than offset assets purchased by HLSS with new acquisitions ($ millions) HLSS Transaction Update * Prepaid debt service account, lender fees and debt issuance costs *